Exhibit 1.01

Conflict Minerals Report of Amkor Technology, Inc.

This Conflict Minerals Report for the year ended December 31, 2023 (this “Report”) of Amkor Technology, Inc. (the “Company,” “Amkor,” “we,” or “us”) contains forward-looking statements within the meaning of the federal securities laws. You are cautioned not to place undue reliance on forward-looking statements, which are often characterized by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “intend,” by the negative of these terms or other comparable terminology, or by discussions of strategy, plans, or intentions. All forward-looking statements in this Report are made based on our current expectations, forecasts, estimates, and assumptions. Because such statements include risks, uncertainties, assumptions, and other factors, actual results may differ materially from those anticipated in such forward-looking statements, including, but not limited to, our customers’ requirements to use certain suppliers, our suppliers’ responsiveness and cooperation with our due diligence efforts, our ability to implement improvements in our conflict minerals program, changes to the sourcing status of smelters and refiners in our supply chain, our ability to identify and mitigate related risks in our supply chain, and other important risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 (the “Form 10-K”) and from time to time in the Company’s other reports filed with or furnished to the Securities and Exchange Commission (“SEC”). You should carefully consider the trends, risks, and uncertainties described in this Report, the Form 10-K, and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities. If any of these trends, risks, or uncertainties continues or occurs, our business, financial condition, or operating results could be materially adversely affected, the trading prices of our securities could decline, and you could lose part or all of your investment. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement. We undertake no obligation to review or update any forward-looking statements to reflect events or circumstances occurring after the date of this Report except as may be required by applicable law.

This Report was prepared in accordance with Section 13(p) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13p-1 thereunder, which implements Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Section 13(p) of the Exchange Act, Rule 13p-1 thereunder, and Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act collectively, the “Conflict Minerals Regulations”).

Business Overview

Amkor Technology, Inc. is the world's largest US-headquartered OSAT (outsourced semiconductor assembly and test) service provider. Our packaging and test services are designed to meet application and chip-specific requirements including: the required type of interconnect technology; size; thickness; and electrical, mechanical, and thermal performance. Some of the materials we use when providing packaging services contain tantalum, tin, tungsten, or gold (collectively, “Conflict Minerals”). Test services involve checking that a packaged die meets its design and performance specifications and do not involve the use of Conflict Minerals.

The supply chain that provides us with Conflict Minerals is divided into “upstream” and “downstream” entities. An upstream entity is an entity in our supply chain located between the mine of origin and the smelter or refiner and includes miners, local traders, exporters from the country of mineral origin, international concentrate traders, mineral processors, smelters, and refiners. A downstream entity is an entity in our supply chain located between the smelter or refiner and the retailer and includes metal traders and exchanges, component manufacturers, product manufacturers, original equipment manufacturers, and retailers.

Amkor is a downstream entity and is typically several tiers removed from the smelter or refiner and mineral origin. We have limited visibility beyond our direct suppliers to entities within our supply chain. Therefore, we rely principally on our direct suppliers to provide us with sourcing information.

Due Diligence Overview

We undertook due diligence on the source and chain of custody of the Conflict Minerals we use when providing packaging services using tools and relying on information provided by the Responsible Minerals Initiative (the “RMI”), an industry group that works to address Conflict Minerals issues within supply chains. One RMI tool we used as part of our due diligence was the Conflict Minerals Reporting Template (“CMRT”), which facilitates the collection of information on the source of Conflict Minerals. We also relied on information from the Responsible Minerals Assurance Process (“RMAP”), a voluntary initiative managed by the RMI, in which an independent third party validates the Conflict Minerals management procedures of a smelter or refiner to determine, with reasonable confidence, that the minerals it processes were sourced responsibly. If a smelter or refiner has committed to undergo an RMAP assessment, completed the relevant documents, and scheduled the RMAP assessment, they are designated by the RMI as “Active.” Upon completion of a successful audit, the smelter or refiner is designated by the RMI as “Conformant.”

Due Diligence Design

We designed our due diligence to conform to an internationally recognized due diligence framework, the Organisation for Economic Co-operation and Development (OECD), Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition, and related supplements on Tin, Tantalum and Tungsten and on Gold (collectively, the “OECD Framework”).

The OECD Framework provides a five-step outline for risk-based due diligence in the mineral supply chain. Our due diligence framework, which was designed to align with and incorporate the five-step outline from the OECD Framework, is summarized below.

Step 1 - Establish Strong Management Systems

•Adopt and revise, as needed, our Responsible Minerals Sourcing Policy, which states our goal to source Conflict Minerals responsibly and is located on the “About Us” tab of www.amkor.com, under “ESG.”

•Maintain an internal team to implement our Responsible Minerals Sourcing Policy, which includes members from the Procurement, Legal, and Quality Assurance teams, and reported program activities to Executive Management.

•Update processes and procedures, as appropriate, to meet the requirements of our Responsible Minerals Sourcing Policy.

•Enforce the requirement that our direct suppliers undertake due diligence to achieve a conformant supply chain.

•Maintain our record retention practice for records related to the sourcing of Conflict Minerals.

•Continue our existing grievance system where suppliers can submit questions or reports on ethical or legal issues, including issues relating to Conflict Minerals.

Step 2 - Identify and Assess Risks in the Supply Chain

•Conduct a survey of direct suppliers of Conflict Minerals in our supply chain using the CMRT to identify the smelters, refiners, and/or mines of origin of Conflict Minerals.

•Compare smelters, refiners, and/or mines of origin identified by our direct suppliers against the list of smelters, refiners, and mineral sourcing information that have received a “Conformant” designation by the RMAP.

•Perform reviews of select suppliers to evaluate the reasonableness of responses received and alignment with the OECD Framework.

Step 3 - Design and Implement a Strategy to Respond to Identified Risks

•Devise and adopt a risk management plan designed to mitigate the risk that our direct suppliers do not meet our expectations to achieve a conformant supply chain.

•Monitor risk management plan periodically by, among other methods, engaging directly with impacted suppliers, smelters, and refiners.

•Contact a portion of smelters and refiners within our supply chain to encourage them to maintain their participation in the RMAP or industry equivalent. Our outreach efforts include in-person training and meetings with select smelters and industry associations.

•Report information on the source and chain of custody of Conflict Minerals in our supply chain to Executive Management and the Audit Committee of the Company’s Board of Directors.

Step 4 - Carry Out Independent Third-party Audits of Smelter’s/Refiner’s Due Diligence Practices

•Maintain our membership in the RMI, an industry group that has implemented the RMAP to carry out independent third-party audits of a smelter’s or refiner’s Conflict Minerals management practices. As an RMI member, we rely on the results of the RMAP to provide smelter, refiner, and mineral sourcing information on the Conflict Minerals we used when providing packaging services.

Step 5 - Report Annually on Supply Chain Due Diligence

•Annually publish the results of our supply chain due diligence in a Specialized Report on Form SD and related Conflict Minerals Report, which are available on our website under the heading “Financial Information > SEC Filings” at https://ir.amkor.com.

Due Diligence Performed

In addition to the measures described above in the “Due Diligence Design” section of this Report, we undertook the following steps during the prior year to source Conflict Minerals responsibly:

•Conducted a supply chain survey of our direct suppliers of Conflict Minerals using the CMRT to identify the smelters, refiners, and/or mines of origin of Conflict Minerals.

•Continued engaging with our direct suppliers through periodic communications and evaluation of the smelter and refiner data provided to us.

•Followed established procedures designed to identify the smelters and refiners within our supply chain, including by evaluating the information received from our direct suppliers and comparing it with updated information published by the RMI.

•Contacted a portion of our smelters and refiners directly to encourage them to maintain their participation in the RMAP or industry equivalent.

•Continued our active involvement in the RMI and supported industry efforts to improve the monitoring and reporting of supply chain activities.

Due Diligence Results
The results of our due diligence indicate that the sources of Conflict Minerals are: (1) from recycled or scrap materials; (2) from within the Democratic Republic of the Congo or adjoining countries (the “Covered Countries”); or (3) from outside the Covered Countries. We received responses from all our direct suppliers subject to our supply chain survey for 2023. Collectively, their responses identified 218 smelters and refiners within their supply chains for the reporting year. 216 smelters and refiners had been designated as Conformant and 2 refiners had been designated as Active as of April 4, 2024.

The following tables list the population of smelters, refiners, and origin of Conflict Minerals within our supply chain for 2023. Our efforts to determine this population are described above under the caption “Due Diligence Performed.” The information presented is derived from information provided by our direct suppliers and the RMI.

Smelters and Refiners Processing Conflict Minerals
Mineral	Smelter and Refiner Name	Country Location
Gold	Abington Reldan Metals, LLC	United States of America
Gold	Advanced Chemical Company*	United States of America
Gold	Agosi AG	Germany
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States of America
Gold	Asaka Riken Co., Ltd.	Japan
Gold	Aurubis AG	Germany
Gold	Bangalore Refinery*	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden Ronnskar	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery - Glencore Canada Corporation	Canada

Gold	Chimet S.p.A.	Italy
Gold	Chugai Mining	Japan
Gold	Dowa	Japan
Gold	DSC (Do Sung Corporation)	Korea, Republic of
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Gold	Gold by Gold Colombia	Colombia
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	Japan Mint	Japan
Gold	Jiangxi Copper Co., Ltd.	China
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States of America
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	Korea, Republic of
Gold	L'Orfebre S.A.	Andorra
Gold	LS MnM Inc.	Korea, Republic of
Gold	LT Metal Ltd.	Korea, Republic of
Gold	Materion	United States of America
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States of America
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan

Gold	MKS PAMP SA	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	NH Recytech Company	Korea, Republic of
Gold	Nihon Material Co., Ltd.	Japan
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	Planta Recuperadora de Metales SpA	Chile
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	REMONDIS PMR B.V.	Netherlands
Gold	Royal Canadian Mint	Canada
Gold	SAFINA A.S.	Czechia
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province of China
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic of
Gold	T.C.A S.p.A	Italy
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	Korea, Republic of
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States of America
Gold	Valcambi S.A.	Switzerland
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Gold	WIELAND Edelmetalle GmbH	Germany
Gold	Yamakin Co., Ltd.	Japan
Gold	Yokohama Metal Co., Ltd.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Tantalum	AMG Brasil	Brazil
Tantalum	D Block Metals, LLC	United States of America
Tantalum	FIR Metals & Resource Ltd.	China

Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States of America
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tantalum	KEMET de Mexico	Mexico
Tantalum	Materion Newton Inc.	United States of America
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Tantalum	Mineracao Taboca S.A.	Brazil
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	NPM Silmet AS	Estonia
Tantalum	QuantumClean	United States of America
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China
Tantalum	Taki Chemical Co., Ltd.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand
Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States of America
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Tin	Alpha	United States of America
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain

Tin	CV Ayi Jaya	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Dowa	Japan
Tin	DS Myanmar	Myanmar
Tin	EM Vinto	Bolivia (Plurinational State of)
Tin	Estanho de Rondonia S.A.	Brazil
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	Fenix Metals	Poland
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tin	HuiChang Hill Tin Industry Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tin	Luna Smelter, Ltd.	Rwanda
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation (MSC)	Malaysia
Tin	Metallic Resources, Inc.	United States of America
Tin	Mineracao Taboca S.A.	Brazil
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic of the
Tin	Minsur	Peru
Tin	Mitsubishi Materials Corporation	Japan
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State of)
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Bangka Serumpun	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Menara Cipta Mulia	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia

Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajawali Rimba Perkasa	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Refined Bangka Tin	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Sukses Inti Makmur (SIM)	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	Resind Industria e Comercio Ltda.	Brazil
Tin	Rui Da Hung	Taiwan, Province of China
Tin	Super Ligas	Brazil
Tin	Thaisarco	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Tin Technology & Refining	United States of America
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Cronimet Brasil Ltda	Brazil
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders LLC	United States of America
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China

Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States of America
Tungsten	Kennametal Huntsville	United States of America
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province of China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Masan High-Tech Materials	Vietnam
Tungsten	Niagara Refining LLC	United States of America
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China

* Smelters and refiners that have been designated by the RMAP as “Active” as of April 4, 2024

Countries of Origin for Conflict Minerals, to the Extent Known
Australia	Guinea	Peru
Benin**	Guyana	Philippines
Bolivia	Indonesia	Russia
Bolivia (Plurinational State of)	Korea, Republic of	Rwanda**
Brazil	Laos	Sierra Leone
Burundi	Madagascar	South Africa
Canada	Malaysia	Spain
Chile	Mongolia	Sweden
China	Mozambique	Tanzania**
Colombia	Myanmar	Thailand
Congo, Democratic Republic of the**	Nicaragua	United Kingdom
Ethiopia	Niger	Uzbekistan
France	Nigeria	Vietnam
Ghana	Papua New Guinea	Zimbabwe

**The DRC or one or more of the Covered Countries were identified in the aggregated list of potential countries of origin reported by RMI for the conformant smelters and refiners listed above. As Amkor’s direct suppliers generally provide smelter and refiner information at the company level, the aggregated information reported by RMI does not necessarily imply that minerals originating from the DRC or a Covered Country are incorporated in the materials purchased by Amkor.